UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 27, 2017, Zogenix, Inc. (the “Company”) announced that the last patient has been randomized into the treatment period of Study 1, the Company’s first Phase 3 clinical trial evaluating ZX008 (low-dose fenfluramine) as an adjunctive treatment for seizures in children and young adults with Dravet syndrome.

Study 1 is a three-arm, fixed-dose, placebo-controlled trial with 40 subjects per treatment group being conducted in the U.S., Canada, Europe, and Australia. Randomized subjects are titrated to their target dose (0.2 or 0.8 mg/kg/day ZX008, maximum of 30 mg/day, or placebo) over two weeks and then held at that fixed dose for 12 weeks of maintenance treatment. Subjects who complete Study 1 are eligible to enter a long-term, open-label extension study.

In addition to Study 1, the Company is conducting a second double-blind, randomized, two-arm pivotal Phase 3 trial, Study 1504, in which all patients will be taking stiripentol, valproate and clobazam as part of their baseline standard care. In February 2017, the Company announced the initiation of the safety and efficacy portion of Study 1504, which compares a single dose of ZX008 versus placebo across the titration and 12-week maintenance periods. Study 1504 will enroll 40 subjects per treatment group.

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The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding ZX008’s potential as a treatment for seizures associated with Dravet syndrome; the timing of top-line results for Study 1; and the enrollment of patients in Study 1504. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: the uncertainties associated with the clinical development and regulatory approval of product candidates such as ZX008, including potential delays in the enrollment and completion of clinical trials; the potential that earlier clinical trials and studies may not be predictive of future results; Zogenix’s reliance on third parties to conduct its clinical trials, enroll patients, manufacture its preclinical and clinical drug supplies; unexpected adverse side effects or inadequate therapeutic efficacy of ZX008 that could limit approval and/or commercialization, or that could result in recalls or product liability claims; Zogenix’s ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities; and other risks described in Zogenix’s prior press releases as well as in public periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: April 28, 2017	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary